Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

U.S. Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

China Ventures Inc. – Form 10-SB

We hereby consent to the incorporation by reference therein of our Auditors’ report dated April 5, 2004, except for note 19 dated June 10, 2004, to the Stockholders and Board of Directors with respect to the financial statements of China Ventures Inc. included in its annual report filed with the U.S. Securities and Exchange Commission for the year ended December 31, 2003 on Form 10-SB.

Vancouver, British Columbia, Canada

August 4, 2004

Chartered Accountants